UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2016

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 1000
Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, Bradley D. Darling notified Arctic Cat Inc. (the “Company”) of his intention to resign from the position of Vice President—General Manager, Snowmobile Division and International Sales effective as of April 1, 2016 (the “Separation Date”). In connection with his departure, the Company has agreed to pay Mr. Darling a separation payment of $59,000, payable in May 2016, in lieu of the bonus payment that he would have otherwise received for services rendered to the Company in fiscal 2016. In exchange, Mr. Darling has agreed to execute a general release of claims in favor of the Company and an acknowledgement of the confidentiality, non-competition, non-solicitation and nondisclosure and assignment of inventions provisions contained in his Employment Agreement. All unvested stock options and restricted stock units held by Mr. Darling will expire and be forfeited as of the Separation Date. All vested stock options held by Mr. Darling will expire and be forfeited if not exercised on or prior to the one-month anniversary of the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

Dated: March 31, 2016	By:	/s/ Christopher J. Eperjesy
Christopher J. Eperjesy
Chief Financial Officer